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                                                                    EXHIBIT 23.4

                       [LETTERHEAD OF RP FINANCIAL, LC.]

                                                        January 28, 2002

Board of Trustees
SBU Bank
233 Genesee Street
Utica, New York 13501

Members of the Board of Trustees:

        We hereby consent to the use of our firm's name in the Form MHC-1 and the Form MHC-2, and any amendments thereto, for SBU Bank. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our letter concerning subscription rights in such filings, and the Registration Statement on Form S-1, and any amendments thereto, including the prospectus of Partners Trust Financial Group, Inc.

                                                        Sincerely,

                                                        RP FINANCIAL, LC.


                                                        /s/ Gregory E. Dunn
                                                        Gregory E. Dunn
                                                        Senior Vice President